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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 23, 2004

                               OSPREY GOLD CORP.
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             (Exact name of registrant as specified in its charter)

              NEVADA                     000-28107              88-0399260
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   (State or other jurisdiction       (Commission File      (I.R.S. Employer
  incorporation or organization)           Number)         Identification No.)

   CSC SERVICES OF NEVADA INC. 502 EAST JOHN ST. ROOM E, CARSON CITY NV 89706
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               (Address of principal executive offices) (Zip Code)


SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

In December 2004, the Audit Committee concluded that the Company's financial statements set forth in Form 10-QSB/A for the quarterly period ended September 30, 2004 cannot be relied upon due to management's inability to access and review previous Company information, which was used to formulate the financial statements in question. The Audit Committee has not discussed this matter with the Company's independent auditors.

The Company expects to file amendments to restate prior financial statements contained in its Form 10-QSB/A for the quarterly period ended September 30, 2004. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files these amendments.

The decision to restate prior financial statements based on this matter was made by the Audit Committee, upon the recommendation of management.

SECTION 8 - OTHER ITEMS

ITEM 8.01 - OTHER EVENTS

On December 23, 2004, the Corporation completed a two-tranche, non-brokered private placement financing with Credifinance Capital Corp.

The first tranche of 7,500,000 shares was completed at US$0.04 per share for proceeds of US$300,000, to be used by the Corporation for working capital and repayment of expenses incurred on its behalf by Credifinance Capital Corp.




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The second tranche of 8,000,000 shares was completed at US$0.05 per share to settle payments due pursuant to the terms and conditions of a Letter of Engagement ("LOE") entered into with Credifinance in June, 2004. The shares were issued in accordance with the terms of the LOE, as follows: 2,000,000 shares as payment of the advisory fee of US$100,000, and 6,000,000 shares as payment of the termination penalty set at US$300,000.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OSPREY GOLD CORP.


Date: January 14, 2005                       By: /s/ Georges Benarroch
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                                                 Georges Benarroch, President


Date: January 14, 2005                       By: /s/ Linda Kent
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                                                 Linda Kent, Corporate Secretary
                                                 & Treasurer




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